Exhibit 4.14

GIBSON ENERGY ULC,

GEP MIDSTREAM FINANCE CORP.

AND EACH OF THE PARTIES THAT BECOME GUARANTORS HERETO

10.00% SENIOR NOTES DUE 2018

INDENTURE

Dated as of January 19, 2010

THE BANK OF NEW YORK MELLON

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03;12.02; 12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	N.A.
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*              This Cross Reference Table is not part of the Indenture.

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TABLE OF CONTENTS (Cont’d)

TABLE OF CONTENTS (Cont’d)

TABLE OF CONTENTS (Cont’d)

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE

TABLE OF CONTENTS (Cont’d)

Page

Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G-1	FORM OF PARENT GUARANTEE
Exhibit G-2	FORM OF CANADIAN SUBSIDIARY GUARANTEE
Exhibit G-3	FORM OF ISSUERS’ GUARANTEE

v

INDENTURE dated as of January 19, 2010 among Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), GEP Midstream Finance Corp., an Alberta corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10.00% Senior Notes due 2018 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01.                                             Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness (including Indebtedness secured by a Lien encumbering any asset acquired by such Person) expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Acquisition” has the meaning assigned to such term under the caption “Offering Memorandum Summary” in the Offering Memorandum.

“Additional Interest” has the meaning given to such term or similar terms (including “Additional Interest”) in the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof (provided that the Indebtedness contemplated thereto may be incurred under Section 4.09 hereof) as part of the same series as the Initial Notes.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person.  For purposes of Section 4.11, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person.  For purposes of this definition and the definition of “Controlled Investment Affiliate,” “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.  No Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Subsidiary makes an Investment in connection with a Qualified Securitization Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Alberta Securities Laws” means the Securities Act (Alberta) and the published rules, regulations, rule and orders and forms prescribed thereunder together with all applicable policy statements, multilateral or national instruments and blanket orders and rulings issued or adopted by the Alberta Securities Commission.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“asset” means any asset or property.

“Asset Acquisition” means:

(1)                                  an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of an Issuer, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2)                                  the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment (other than a collateral assignment) or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business.  For purposes of this Indenture, the term “Asset Sale” shall not include:

(1)                                  transfers of cash or Cash Equivalents;

(2)                                  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

(3)                                  Permitted Investments and Restricted Payments permitted under Section 4.07;

(4)                                  the creation of or realization on any Lien permitted under this Indenture;

(5)                                  transfers of damaged, worn-out or obsolete equipment or assets that, in the Company’s reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;

(6)                                  sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary in the ordinary course of business to the extent not materially interfering with the business of Company and the Restricted Subsidiaries;

(7)                                  a transfer of assets between or among the Company and its Restricted Subsidiaries;

(8)                                  an issuance of Equity Interests of the Company to Parent, by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(9)                                  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(10)                            disposition of an account receivable in connection with the collection or compromise thereof;

(11)                            sales of inventory in the ordinary course of business;

(12)                            any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $8.0 million; and

(13)                            any transfer or series of related transfers of assets constituting Liquidity Facility Collateral.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of a “Capitalized Lease Obligation.”

“Bankruptcy Law” means any of Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency, winding-up, dissolution, restructuring, reorganization, liquidation or other similar law of any jurisdiction or any law of any jurisdiction (including any corporate law relating to arrangements, reorganizations or restructurings) permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time and in Section 4.25 includes a Person who is a beneficial owner of Notes for Canadian income tax purposes.  The terms “beneficially owns” and “beneficially owned” have a corresponding meaning.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation or unlimited liability corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any limited partnership, the Board of Directors of the general partner of such Person, (iv) in the case of any general partnership with a managing partner, the Board of Directors of the managing partner of such Person, or if there is no managing partner, the Board of Directors of each general partner of such Person and (v) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Borrowing Base” means an amount equal to the amount of (a) 85% of inventory, plus (b) 85% of accounts receivable, plus (c) cash and Cash Equivalents, in each case for the Company and any guarantor of any Liquidity Facility as set forth on the balance sheet of the Company delivered to the Holders pursuant to Section 4.03.

“Bridge Loans” means the indebtedness of the Company outstanding under that certain $230.0 million first lien senior secured interim credit agreement and $315.0 million second lien senior secured interim credit agreement outstanding prior to the Refinancing Date and refinanced with the proceeds of the offering of the First Lien Notes on the Refinancing Date.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law or executive order to close.

“Canadian Subsidiary Guarantee” means a guarantee executed by each Subsidiary Guarantor that is organized under the laws of Canada or any province or territory therein in substantially the form attached hereto as Exhibit G-2.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1)                                  United States dollars or Canadian dollars;

(2)                                  securities issued or directly and fully guaranteed or insured by the Canadian or United States government or any agency or instrumentality of the Canadian or United States government (provided that the full faith and credit of Canada or the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)                                  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 365 days and overnight bank deposits, in each case, with any bank referred to in Schedule I or Schedule II of the Bank Act (Canada) or rated at least A-1 or the equivalent thereof by S&P, at least P-1 or the equivalent thereof by Moody’s or at least R-1 or the equivalent thereof by Dominion Bond Rating Service Limited;

(4)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                  commercial paper having one of the two highest ratings obtainable from Moody’s or S&P or, with respect to Canadian commercial paper, having one of the two highest ratings obtainable from Dominion Bond Rating Service Limited, and, in each case, maturing within one year after the date of acquisition; and

(6)                                  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following events:

(1)                                  prior to a Public Equity Offering after the Issue Date, the Permitted Holders cease to own, or to have the power to vote or direct the voting of, in each case, directly or indirectly, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Parent or the Company;

(2)                                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, except that in no event shall the parties to the Stockholders’ Agreement be deemed a “group” solely by virtue of being parties to the Stockholders’ Agreement), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire (other than any right conditioned on anything outside such person’s or group’s control other than for the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of Parent or the Company;

(3)                                  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent or the Company, as the case may be (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of Parent or the Company, as the case may be, was approved by a vote of the majority of the directors of Parent or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of Parent or the Company;

(4)                                  (a) all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly Owned Restricted Subsidiary or one or more Permitted Holders or (b) Parent or the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into Parent or the Company, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Parent or the Company, as the case may be, immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of Parent or the Company, as the case may be, or the applicable surviving or transferee Person; or

(5)                                  the Company shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Company.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Closing Date Liquidity Amount” means $35.0 million contributed to the equity capital of the Company by affiliates of the Sponsor on the date of the closing of the Acquisition.

“Company” has the meaning assigned to it in the preamble to this Indenture.

“Consolidated Amortization Expense” for any period means the amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any Person and any period means, without duplication, the Consolidated Net Income of such Person for such period plus the following:

(1)                                  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, Consolidated Income Tax Expense, Consolidated Amortization Expense, Consolidated Depreciation and Accretion Expense, and Consolidated Interest Expense, in each case to the extent reducing Consolidated Net Income, in each case determined on a consolidated basis in accordance with GAAP; plus

(2)                                  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, the aggregate amount of all other non-cash charges, expenses or losses that reduce such Consolidated Net Income (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up), in each case determined on a consolidated basis in accordance with GAAP; plus

(3)                                  any reasonable expenses or charges incurred in connection with any equity offering (but if such equity offering is a sale of Equity Interests in any part of the Company, only to the extent that proceeds of such equity offering are received by or contributed to the equity of the Company), Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture (in each case whether or not consummated) or pursuant to the Transactions (including, without limitation, the fees payable pursuant to the Management Agreement in connection with the Transactions), in each case determined on a consolidated basis in accordance with GAAP; plus

(4)                                  the amount of management, monitoring, consulting and advisory fees, termination payments and related expenses paid to the Sponsor (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement, in each case determined on a consolidated basis in accordance with GAAP; plus

(5)                                  operating expense reductions and other operating improvements, synergies or costs savings that have been realized or are reasonably anticipated to be realizable within twelve (12) months of any Investment, acquisition, disposition, merger, consolidation, discontinued operation or action being given pro forma effect (including, to the extent applicable, from the Transactions); plus

(6)                                  all adjustments of the nature used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth in note 2 to the section “Offering Memorandum Summary—Summary Historical Consolidated and Unaudited Pro Forma Condensed Consolidated Financial Data” contained in the First Lien Notes Offering Memorandum to the extent such adjustments continue to be applicable and, with respect to the stand-alone costs, to the extent actually incurred, during the period in which Consolidated Cash Flow is being calculated; plus

(7)                                  any net after-tax gains or losses on disposal of discontinued operations determined on a consolidated basis in accordance with GAAP; minus

(8)                                  the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation and Accretion Expense” for any period means the depreciation and accretion expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period.  For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated in good faith by an Officer of the Company giving effect on a pro forma basis for the period of such calculation to:

(1)                                  the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)                                  any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1)                                  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)                                  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)                                  notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1)                                  imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

(2)                                  commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)                                  the net costs associated with Hedging Obligations related to interest rates,

(4)                                  the interest portion of any deferred payment obligations,

(5)                                  all other non-cash interest expense,

(6)                                  capitalized interest,

(7)                                  the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Company or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Company or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and the Restricted Subsidiaries, expressed as a decimal,

(8)                                  all interest payable with respect to discontinued operations, and

(9)                                  all interest on any Indebtedness described in clause (7) or (8) of the definition of “Indebtedness.”

For the avoidance of doubt, Consolidated Interest Expense shall not include amortization or accretion (calculated in accordance with GAAP) of debt issuance costs and other financing fees and expenses.

“Consolidated Net Income” for any period means the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)                                  the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Company or, subject to clause (3) below, any Restricted Subsidiary during such period;

(2)                                  the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except (a) to the extent such prohibition has been waived and (b) that the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(3)                                  for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(4)                                  other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any Restricted Subsidiary;

(5)                                  unrealized gains and losses due solely to fluctuations in currency values on long-term debt and any current portion thereof;

(6)                                  non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations or the Hunting Preferred Stock;

(7)           any impairment charge or asset write-off or write-down;

(8)           any after-tax effect of income or loss from the early extinguishment of Indebtedness;

(9)           any non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights;

(10)         the cumulative effect of any change in accounting principles during such period;

(11)         other than for purposes of calculating the Restricted Payments Basket, any extraordinary or nonrecurring gain or loss (including the foreign exchange gain resulting from the Refinancing), together with any related provision for taxes on any such extraordinary or nonrecurring gain or loss, realized by the Company or any Restricted Subsidiary during such period; and

(12)         the effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes.

In addition:

(a)           Consolidated Net Income shall be reduced by the amount of any payments to or on behalf of Parent made pursuant to Section 4.11(b)(4);

(b)           any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.07(a)(3)(D) or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of “Permitted Investment” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket; and

(c)           to the extent not already included in the net income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the Company) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

“Consolidated Total Secured Indebtedness” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries that is secured by Liens on assets of the Company or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary).

“Consolidated Total Secured Indebtedness Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Secured Indebtedness of the Company and the Restricted Subsidiaries on the date of determination to (b) the aggregate amount of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the Lien incurrence giving rise to the need to calculate the Consolidated Total Secured Indebtedness Ratio, in each case with such pro forma adjustments to Consolidated Total Secured Indebtedness and Consolidated Cash Flow as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio.

“Controlled Investment Affiliate” means, as to any Person, any other Person that directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments in portfolio companies.

“Corporate Trust Office” of the Trustee means a principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the Issue Date is located at 101 Barclay Street, 4E, New York, New York 10286 Attention:  Corporate Trust Division - Global Finance Americas, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Coverage Ratio Exception” has the meaning set forth in the proviso to Section 4.09(a).

“Custodian” means any receiver, receiver manager, trustee, assignee, liquidator, monitor or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designation” has the meaning given to this term in Section 4.18.

“Designation Amount” has the meaning given to this term in Section 4.18.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case at the option of the holder), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a change of control or an asset sale occurring prior to the 91st calendar day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than Sections 3.08, 4.10 and 4.15, respectively, and such Equity Interests specifically provide that the Company will not redeem any such Equity Interests in connection with an asset sale or change of control pursuant to such provisions prior to the Company’s purchase of the Notes as required in connection with such Asset Sale pursuant to Sections 3.08, 4.10 and 4.15, respectively.

“Dollar Equivalent” of any amount means, at the time of determination thereof,

(1)           if such amount is expressed in U.S. dollars, such amount, and

(2)           if such amount is expressed in any other currency, the equivalent of such amount in U.S. dollars determined by using the rate of exchange quoted by UBS, AG in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in

New York for the spot purchase in the New York currency exchange market of such amount of U.S. dollars with such currency.

“dollars” or “$” means lawful money of the United States.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests, unlimited liability corporation interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer referenced in Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Subsidiary” means (a) each Immaterial Subsidiary, for so long as such subsidiary remains an Immaterial Subsidiary, (b) each Restricted Subsidiary that is not a wholly owned Subsidiary on any date such Restricted Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of this Indenture (for so long as such Restricted Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) each Unrestricted Subsidiary, (d) each Restricted Subsidiary to the extent that (i) such Restricted Subsidiary is prohibited by any applicable contractual obligation or requirement of law from guaranteeing the Obligations, (ii) any contractual obligation prohibits such guarantee without the consent of the other party or (iii) a guarantee of the Obligations would give any other party to a contractual obligation the right to terminate its obligation thereunder; provided that clauses (ii) and (iii) shall not be applicable if (A) such other party is a Restricted Subsidiary or a wholly owned Subsidiary or (B) consent has been obtained to provide such guarantee and for so long as such contractual obligation or replacement or renewal thereof is in effect or (e) any Securitization Subsidiary.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“Finance Corp.” has the meaning assigned to it in the preamble to this Indenture.

“First Lien Notes” means the notes issued under the First Lien Notes Indenture.

“First Lien Notes Documents” means the First Lien Notes, the First Lien Notes Indenture, the Collateral Documents, (as defined in the First Lien Notes Indenture) and the Intercreditor Agreement (as defined in the First Lien Notes Indenture).

“First Lien Notes Indenture” means the Indenture dated as of May 27, 2009 by and among the Issuers, the Guarantors and The Bank of New York Mellon, as Trustee.

“First Lien Notes Offering Memorandum” means the Offering Memorandum dated as of May 21, 2009 with respect to the issuance of the First Lien Notes by the Issuers.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the Canadian Institute of Chartered Accountants, as in effect from time to time or any accounting principles that may be adopted, recommended or required to be adopted, by the Canadian Accounting Standards Board.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Global Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means Parent and each Restricted Subsidiary of the Company as of the Issue Date, and each other Person that is required to, or at the election of the Company does, become a Guarantor by the terms of this Indenture, the Parent Guarantee or the Canadian Subsidiary Guarantee after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture, the Parent Guarantee or the Canadian Subsidiary Guarantee, as applicable.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means a Person in whose name a Note is registered in the register maintained by the Registrar pursuant to this Indenture.

“Hunting Preferred Stock” means the preferred stock of Parent issued to 1441682 Alberta Ltd. on December 12, 2008 pursuant to the Sale and Purchase Agreement.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means, on any date for which a consolidated balance sheet of the Company is prepared, any Subsidiary of the Company that has less than 1.0% of the Company’s Consolidated Net Tangible Assets or annual consolidated revenues; provided that at no time shall all Immaterial Subsidiaries have in the aggregate Consolidated Net Tangible Assets or annual consolidated revenues as of such date in excess of 3.0% of Consolidated Net Tangible Assets or annual consolidated revenues, respectively, of the Company.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the accretion nor accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication and if and to the extent that such items (other than letters of credit, Attributable Indebtedness and Hedging Obligations) would appear as a liability on the balance sheet of the specified Person prepared in accordance with GAAP (other than the Hunting Preferred Stock (so long as the Hunting Preferred Stock is not considered a Disqualified Equity Interest of the Company)):

(1)           all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)           all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)           all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5)           the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)           all Capitalized Lease Obligations of such Person;

(7)           all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)           all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis;

(9)           all Attributable Indebtedness; and

(10)         to the extent not otherwise included in this definition, Hedging Obligations of such Person;

provided that obligations under letters of credit and Hedging Obligations that are fully cash collateralized shall not constitute Indebtedness for the purposes of this Indenture and the cash used for cash collateralization purposes shall constitute restricted cash.

The amount of any Indebtedness that is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.  For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Director” means a director of the Company who is independent with respect to the transaction at issue.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company’s

Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $200.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means UBS Securities LLC, Morgan Stanley & Co. Incorporated and RBC Capital Markets Corporation.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency.

“Investments” of any Person means:

(1)           all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)           all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3)           all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

(4)           the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made.  The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.18.  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market

Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained.  Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Company or Parent shall be deemed not to be Investments.

“Issue Date” means the date on which the Notes are originally issued.

“Issuers” has the meaning assigned to it in the preamble to this Indenture.

“Issuers’ Guarantee” means a guarantee executed by the Issuers in substantially the form of Exhibit G-3 hereto.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of a Company in which a Company or any of its Restricted Subsidiaries makes any Investment.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, deed of trust, hypothec, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge (including a floating charge), security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, registered or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Liquidity Facilities” means one or more debt facilities providing for revolving credit loans, term loans, or letters of credit (including any Qualified Securitization Transaction), working capital-based debt financing arrangements, in each case, as such agreements may be amended, refinanced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under any such agreement or transaction or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Liquidity Facility Collateral” means (i) inventory, receivables and intangibles together with any and all related proceeds; (ii) cash, cash equivalents, collections, currency, instruments, chattel paper, documents of title, checks, letters of credit, bills, notes, acceptances, drafts, certificates of deposit, treasury bills, investment certificates, commercial paper, other cash equivalents, any other security or securities and moneys including, without limitation, all of the Company’s and the Subsidiary Guarantors’ deposit and other bank accounts, credits, and balances with the Liquidity Facility agent and/or any of the lenders under any Liquidity Facility at any time existing, and all claims of the Company or any Subsidiary Guarantor against any Liquidity Facility lender; (iii) the Liquidity Facility lenders’ proportionate share of proceeds from business interruption insurance and (iv) all proceeds on or in respect of the foregoing now existing or hereafter arising.

“Management Agreement” means the Management Agreement dated as of December 12, 2008 between Riverstone Equity Partners L.P. and the Company and as such management agreement may be amended or replaced; provided, however, that the terms of any such amendment or replacement agreement are not, as a whole, less favorable to the Holders in any material respect than the original agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of the selling costs associated with such Asset Sale, including:

(1)           brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2)           provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)           amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary and other than under a Liquidity Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)           payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)           appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)           as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than a Liquidity Facility or the Notes) of the Company or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)           as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Company or any Restricted Subsidiary.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a guarantee of the Notes by a Guarantor in accordance with this Indenture, the Issuers’ Guarantee, the Parent Guarantee or the Canadian Subsidiary Guarantee, as applicable.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes (and any Exchange Notes issued in exchange therefor) shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes (and any Exchange Notes issued in exchange therefor).

“Obligation” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum dated January 13, 2010 relating to the offering and sale of the Notes.

“Officer” means any of the following of the Company, or Finance Corp. or a Guarantor, as applicable:  the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Manager of Treasury, the President, any Senior Vice President, any Vice President, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by any Officer.

“Opinion of Counsel” means a written opinion from legal counsel (who may be an employee of or counsel to the Issuers) who is reasonably acceptable to the Trustee.

“Parent” means Gibson Energy Holding ULC, an Alberta unlimited liability corporation, and its successors and assigns.

“Parent Guarantee” means the guarantee executed by Parent in substantially the form attached hereto as Exhibit G-1.

“Pari Passu Indebtedness” means any Indebtedness of an Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related, ancillary or complementary thereto or reasonable extensions thereof.

“Permitted Business Investments” means Investments by a Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of a Company or in any Joint Venture, provided that:

(1)           at the time of such Investment and immediately thereafter, a Company could incur $1.00 of additional Indebtedness under the Consolidated Interest Coverage Ratio test set forth in Section 4.09(a); and

(2)           such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside that scope of the Permitted Business.

“Permitted Holder” means Sponsor and its Controlled Investment Affiliates.

“Permitted Indebtedness” is defined in Section 4.09(b).

“Permitted Investment” means:

(1)           Investments by the Company or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

(2)           Investments in the Company by any Restricted Subsidiary;

(3)           loans and advances to directors, employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Company not in excess of $3.0 million at any one time outstanding;

(4)           Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation;

(5)           cash and Cash Equivalents;

(6)           receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)           Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8)           Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

(9)           lease, utility and other similar deposits in the ordinary course of business;

(10)         Investments made by the Company or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of Parent or the Company;

(11)         guarantees (including Note Guarantees) of Indebtedness permitted under Section 4.09 and performance guarantees in the ordinary course of business;

(12)         Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of property, including intellectual property, in each case in the ordinary course of business;

(13)         Investments of a Restricted Subsidiary of the Company acquired after the Issue Date or of an entity merged into, amalgamated with or consolidated with a Restricted Subsidiary of the Company in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such merger, acquisition, amalgamation or consolidation;

(14)         stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(15)         the acquisition by a Securitization Subsidiary in connection with a Qualified Securitization Transaction of Equity Interests of a trust or other Person established by such Securitization Subsidiary to effect such Qualified Securitization Transaction; and any other Investment by the Company or a Subsidiary of the Company in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Transaction; provided that such other Investment is in the form of a note or other instrument that the Securitization Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Securitization Transaction;

(16)         repurchases of the Notes;

(17)         Permitted Business Investments not to exceed 5.0% of Total Assets at any one time outstanding (with each Permitted Business Investment being valued as of the date made and without regard to subsequent changes in value); and

(18)         other Investments in an aggregate amount not to exceed the greater of (a) $20.0 million or (b) 2.0% of Consolidated Net Tangible Assets, at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided that no Investment made in reliance on this clause (18) shall be made in any Person that is the direct or indirect holder of a majority of the outstanding Equity Interests of the Company.

The amount of Investments outstanding at any time pursuant to clause (18) above shall be deemed to be reduced:

(a)           upon the disposition or repayment of or return on any Investment made pursuant to clause (18) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

(b)           upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Company’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (18) above.

“Permitted Joint Venture Payments” means payments by the Company or any Restricted Subsidiary, including any amounts made as shareholder loans or capital contributions, relating to any joint venture of the Company or any Restricted Subsidiary that is engaged in a Permitted Business; provided, that the Company shall use commercially reasonable efforts to cause its or any Restricted Subsidiary’s equity interests in any such joint venture to be pledged on a first lien basis in support of the Notes; provided, further, that the aggregate amount of Permitted Joint Venture Payments made by the Company or any Restricted Subsidiary shall not exceed $10.0 million per annum.

“Permitted Liens” means the following types of Liens:

(1)           Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)           Liens not securing any Indebtedness imposed or otherwise created:

(a)           by statute including Liens of landlords, carriers, pipeline operators, processors, warehousemen, mechanics, suppliers, materialmen, repairmen or construction

Liens or other similar Liens and other Liens imposed by applicable law; and

(b)           by contract in favor of processors, carriers, pipelines, warehousemen, mechanics, suppliers, materialmen, repairmen, storage operators or other operators; in each case,

in the ordinary course of business, including letters of credit, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)           Liens incurred on deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)           judgment Liens not giving rise to a Default so long as such Liens are adequately bonded or if reserves thereof have otherwise been accounted for and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6)           zoning regulations, easements, rights-of-way, servitudes, statutory exceptions to title, restrictions and other similar charges, restrictions or minor encumbrances as to the use of real property or immaterial imperfections of title which in each case do not, individually or in the aggregate, materially adversely affect the value of the property affected thereby or impair in any material respect the use of such property in the ordinary conduct of the business of the Company or any Restricted Subsidiary;

(7)           Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8)           Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

(9)           bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10)         leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary and do not secure Indebtedness;

(11)         Liens arising from filing Uniform Commercial Code or PPSA financing statements regarding leases;

(12)         Liens securing Obligations under the First Lien Notes with respect to First Lien Notes outstanding on the Issue Date and any Refinancing Indebtedness with respect thereto;

(13)         Liens on property and assets securing Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation;

(14)         Liens on Liquidity Facility Collateral securing Obligations under a Liquidity Facility and any Refinancing Indebtedness with respect thereto;

(15)         Liens in favor of an Issuer or a Guarantor;

(16)         Liens securing Indebtedness and other obligations, including Hedging Obligations, and cash management or banking product obligations under or permitted by Liquidity Facilities incurred pursuant to Section 4.09(b)(1);

(17)         Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

(18)         Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

(19)         Liens on assets of a Person existing at the time such Person is acquired or merged with or into or amalgamated or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens may not extend to assets other than those of the Person merged with or into or amalgamated or consolidated with the Company or any Restricted Subsidiary;

(20)         Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (14), (17), (18) and (19); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(21)         Liens to secure Attributable Indebtedness and/or that are incurred pursuant to Section 4.21; provided that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(22)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09;

(23)         Liens on property (including Equity Interests) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

(24)         deposits made in the ordinary course of business to secure liability to insurance carriers;

(25)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(26)         Liens on assets incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $10.0 million at any one time outstanding;

(27)         Liens incurred in the ordinary course of business and not securing any Indebtedness in favor of any public utility when required by such public utility in connection with the operations of any property or assets of the Company or any Restricted Subsidiary;

(28)         Liens serving the Notes or any trustees;

(29)         Liens on assets of the Company or a Securitization Subsidiary incurred in connection with a Qualified Securitization Transaction;

(30)         Liens incurred in the ordinary course of business and not securing any Indebtedness in respect of the rights of any shipper (including the rights of such shipper to any petroleum substances owned by such shipper but that are located on or within any property or assets of the Company or any Restricted Subsidiary);

(31)         Operating leases having a term of over one year;

(32)         Any right, title or interest of (i) the landlord under any lease pursuant to which the Company or any Restricted Subsidiary holds the leasehold interest in any property or asset or (ii) the grantee under any right-of-way permitted by clause (6) of this definition with respect to which the Company or any Restricted Subsidiary constitutes the grantor thereunder, and in each of the cases described in clauses (i) and (ii) of this clause (32), any Liens placed by such landlord or grantee solely on its interest in the property or assets subject to such lease or right-of-way; and

(33)         Liens securing Indebtedness with a principal amount not to exceed the greater of (i) $55.0 million and (y) the amount that would cause, immediately after giving effect to the incurrence of any such Lien on a pro forma basis, the Consolidated Total Secured Indebtedness Ratio to exceed 3.0 to 1.0.

“Permitted Payments to Parent” means payments (directly or in the form of dividends, loans or otherwise) to a direct or indirect parent entity of the Company in amounts required for such Person to pay:

(1)           franchise taxes and other fees, taxes and expenses required to maintain its corporate existence, provided that if, in any taxable period, the direct or indirect parent is engaged in any material business activity or owns any material asset other than its direct or indirect interest in the Company, any such payments for such taxable period shall be limited to the portion of the franchise taxes, fees and expenses allocable to the direct or indirect interest in the Company (as determined in good faith by the direct or indirect parent entity involved);

(2)           for so long as the Company is a member of a group filing a consolidated or combined tax return such direct or indirect parent entity, an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries;

(3)           payments to the Sponsor and any of its Affiliates pursuant to the Management Agreement not to exceed $1.0 million in any calendar year; and

(4)           payments (directly or in the form of dividends, loans or otherwise) to a direct or indirect parent entity of the Company in amounts required for such Person to pay general corporate overhead expenses for such direct or indirect parent entity of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries not to exceed $400,000 in any calendar year.

“Person” means any individual, corporation, partnership, limited liability company, unlimited liability corporation, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise):  (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“PPSA” means the Personal Property Security Act (Alberta) and other personal property security legislation of the Canadian province or provinces and the Canadian territory or territories relevant to the Issuers and the Restricted Subsidiaries (including the Civil Code of the Province of Quebec and the regulation respecting the register of personal and movable real rights promulgated thereunder) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Equity Offering” means an underwritten public offering of Qualified Equity Interests of Parent generating gross proceeds of at least $50.0 million in the aggregate since the Issue Date, pursuant to an effective registration statement filed under the Securities Act.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan).  Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of Parent or the Company to Persons.

“Qualified Securitization Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Securitization Subsidiary), or grants a security interest in, any Liquidity Facility Collateral (whether now existing or arising in the future) of the Company or any of its Subsidiaries.

“Rating Agencies” means Moody’s and S&P.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of Section 3.07 and paragraph 5 of the Note.

“Redesignation” has the meaning given to such term in Section 4.18.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing” means the repayment by the Company on the Refinancing Date of the Bridge Loans.

“Refinancing Date” means May 27, 2009, the date of the repayment by the Company of the Bridge Loans.

“Refinancing Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Company or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)           the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses and fees incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)           the obligor of Refinancing Indebtedness does not include any Person (other than an Issuer or any Guarantor) that would not have otherwise been required to be an obligor of the Refinanced Indebtedness;

(3)           if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)           the Refinancing Indebtedness has a final Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(5)           the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6)           the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within one year of the incurrence of the Refinancing Indebtedness.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuers, the Guarantors and the Initial Purchasers and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Responsible Officer” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division - Global Finance Americas unit of the Trustee (or any successor group of the Trustee), located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture and, for purposes of Section 7.01(c)(2) and the second sentence of Section 7.05 hereof also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Note in the form of a Global Note bearing the Private Placement Legend.

“Restricted Payment” means any of the following:

(1)           the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)           the redemption of any Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding any such Equity Interests held by the Company or any Restricted Subsidiary;

(3)           any Investment other than a Permitted Investment; or

(4)           any principal payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Company or any Restricted Subsidiary).

“Restricted Payments Basket” has the meaning given to such term in Section 4.07(a)(3).

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Subsidiary” means a Subsidiary of the Company that engages in no activities other than in connection with financings secured by Liquidity Facility Collateral and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary (a) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement or arrangement other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing the Liquidity Facility Collateral securing such financing and (b) with which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(7) or (8) has occurred and is continuing, or which are being released from their Note Guarantees (in the case of Section 9.02(9)), would constitute a Significant Subsidiary under clause (1) of this definition.

“Sponsor” means Riverstone Holdings LLC.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stockholders’ Agreement” means the stockholders’ agreement dated as of December 12, 2008 among Parent and its stockholders.

“Subordinated Indebtedness” means Indebtedness of an Issuer or any Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively; provided, however, that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of an Issuer or any Subsidiary Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

“Subsidiary” means, with respect to any Person:

(1)           any corporation, limited liability company, unlimited liability corporation, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Company.

“Subsidiary Guarantor” means any Guarantor other than Parent.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, additions to tax, interest and any other liabilities related thereto).

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP

“Transactions” has the meaning assigned to such term under the caption “Offering Memorandum Summary” in the Offering Memorandum.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Note in the form of a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.18 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“U.S. Guarantors” means (x) Gibson Energy (U.S.) Inc., a Delaware corporation, and Link Petroleum, Inc., a Washington corporation, and (y) any other U.S. Subsidiary that becomes a party to this Indenture through the execution of a supplemental indenture in the form attached hereto as Exhibit F.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“U.S. Subsidiary” means any Subsidiary incorporated in any political subdivision of the United States government.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries.

Section 1.02.          Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.25
“Affiliate Transaction”	4.11
“Authentication Order”	2.02

Term	Defined in Section
“Change in Tax Law”	3.07
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	13.03
“Coverage Ratio Exception”	4.09
“Designation”	4.18
“Designation Amount”	4.18
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Indemnitee”	7.07(b)
“Interest Payment Date”	Exhibit A
“Legal Defeasance”	13.02
“Net Proceeds Deficiency”	4.10
“Net Proceeds Offer”	3.08
“Offer Amount”	3.08
“Offer Period”	3.08
“Offered Price”	4.10
“Parent Successor”	5.01
“Paying Agent”	2.03
“Payment Amount”	4.10
“Permitted Indebtedness”	4.09
“Purchase Date”	3.08
“Redesignation”	4.18
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	4.25
“Successor”	5.01
“Successor Guarantor”	5.01

Section 1.03.          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor on the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein.

Section 1.04.          Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           references to “dollars” or “$” in this Indenture and the exhibits hereto are references to United States dollars;

(3)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(4)           “or” is not exclusive;

(5)           words in the singular include the plural, and in the plural include the singular;

(6)           “will” shall be interpreted to express a command;

(7)           provisions apply to successive events and transactions;

(8)           references to sections of or rules under the Securities Act, the Exchange Act or the TIA will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(9)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(10)         references herein to Sections, Articles and Exhibits are references to Sections, Articles or Exhibits of this Indenture unless the context otherwise indicates.

ARTICLE 2

THE NOTES

Section 2.01.          Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.

The Notes shall be in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A  hereto, including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto.  Notes issued in definitive form will be substantially in the form of Exhibit A hereto, but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto.  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Global Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.          Execution and Authentication.

At least one Officer must sign the Notes for each of the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer (an “Authentication Order”), authenticate and deliver Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The Trustee may conclusively presume that any Notes in respect of which it is requested in an Authentication Order to authenticate and deliver will be validly issued under this Indenture.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.          Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Global Notes Custodian with respect to the Global Notes.

Section 2.04.          Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary of the Company) will have no further liability for the money.  If the Issuers or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05.          Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06.          Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)           the Company delivers to the Trustee written notice from the Depositary that it is no longer willing or able to act as Depositary and the Company is unable to locate a qualified successor within 90 days after the date of such notice from the Depositary; or

(2)           the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; or

(3)           there has occurred and is continuing a Default with respect to the Notes and any Holder so requests.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)          both:

(i)         a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)        instructions from the Depositary given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)           both:

(i)         a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)        instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Company of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act (such satisfaction being deemed to have been conclusively established upon receipt by the Trustee of the Authentication Order referred to in Section 2.06(h) hereof with respect to such Notes), the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global

Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)        if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of written instructions from the Depositary, including registration instructions and the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will, upon surrender of the Restricted Definitive Note, cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2) and surrender of the Definitive Notes to the Trustee, the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer and surrender of such Unrestricted Definitive Note, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)        if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)           one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted by the Issuers for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)           Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted by the Issuers for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Issuers as the holders of Global Notes or Definitive Notes so accepted Unrestricted Global Notes or Unrestricted Definitive Notes in the appropriate principal amount.

Notes issued pursuant to this Section 2.06(f) shall be a part of the same series of Notes as the Initial Notes.

(g)           Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)           REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (“QIB”) AND IS AWARE THAT THE SALE TO IT IS BEING MADE IN RELIANCE ON RULE 144A AND SUCH QIB IS ACQUIRING SUCH NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB; (B) IT IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, AND IS PURCHASING THE NOTES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT; OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”);

(2)           ACKNOWLEDGES THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR OTHER EXEMPTIONS FROM THE SECURITIES ACT;

(3)           AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS

PURCHASING AT LEAST $250,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF WE SO REQUEST) OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, (2) TO THE COMPANY, FINANCE CORP. OR ANY OF THE COMPANY’S SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION); AND

(4)           AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY

OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS PERMITTED UNDER  CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(1)                           To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.08, 4.10, 4.15 and 9.05 hereof).

(3)                           The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Issuers will be required:

(A)          to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)           The Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)            General Provisions Relating to Global Notes.  Owners of beneficial interests in the Notes evidenced by a Global Note will not be entitled to any rights under this Indenture with respect to such Global Note, and the Depositary or its nominee may be treated by the Issuers, the Guarantors, and the Trustee and any agent of the Issuers, the Guarantor or the Trustee, including any Agent, as the owner and Holder of such Global Note for all purposes whatsoever.  None of the Issuers, the Guarantors, the Trustee, any Agent or any other agent of the Issuers, the Guarantors or of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  None of the Issuers, the Guarantors, the Trustee, any Agent or any other agent of the Issuers, the Guarantors or of the Trustee shall have any responsibility or liability to any Person for any acts or omissions of the Depositary or its nominee in respect of a Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of such Global Note, for any transactions between such Depositary and any Participant or indirect participant in such Depositary or between or among such Depositary, any Participant or indirect participant in such Depositary and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Guarantors, the Trustee or any Agent or such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Global Note.

Section 2.07.          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it will be deemed outstanding only if the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser within the meaning of Section 8-303 of the New York Uniform Commercial Code.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09.          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10.          Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11.          Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation, which have been previously authenticated and delivered hereunder and which an Issuer may have acquired in any manner whatsoever.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Certification of the disposition of all canceled Notes will be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, except as expressly permitted by this Indenture.

Section 2.12.          Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01.          Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date (or such shorter period as may be agreed between the Company and the Trustee), an Officer’s Certificate setting forth:

(1)           the clause of this Indenture pursuant to which the redemption shall occur;

(2)           the redemption date;

(3)           the principal amount of Notes to be redeemed; and

(4)           the redemption price.

Section 3.02.          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate except:

(1)           if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)           if otherwise required by law.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not in excess of $2,000 or an integral multiple of $1,000 in excess thereof, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03.          Notice of Redemption.

Subject to the provisions of Section 3.08 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 11 hereof.

The notice will identify the Notes to be redeemed (including the CUSIP, ISIN or other similar number) and will state:

(1)           the redemption date;

(2)           the redemption price;

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)           the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)           that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 35 days prior to the redemption date (or such shorter period as may be agreed between the Company and the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.          Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may be conditional.

Section 3.05.          Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If the Issuers complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.          Notes Redeemed or Purchased in Part.

Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note in a principal amount equal to the unredeemed or unpurchased portion of the Note surrendered and cancelled.

Section 3.07.          Optional Redemption.

(a)           [Reserved].

(b)           At any time or from time to time on or after July 15, 2014, the Issuers, at their option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the period subsequent to July 15, 2014 and each of the subsequent dates indicated:

Year	Optional redemption price
July 15, 2014	105.000%
January 15, 2015	102.500%
January 15, 2016	101.125%
January 15, 2017 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c)           At any time or from time to time prior to January 15, 2013, the Issuers, at their option, may redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

(d)           The Issuers may, at their option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, if the Issuers have become, or the Issuers reasonably determine that they would become, obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of change in law (including any change occurring pursuant to regulations promulgated thereunder or treaties of any Relevant Taxing Jurisdiction) or change in the interpretation or administration of law, regulation, ruling or treaty (including a holding by a court of competent jurisdiction) (each such change, a “Change in Tax Law”), if such Change in Tax Law is announced and becomes effective on or after the Issue Date and the Issuers reasonably determine that such obligation cannot be avoided by the use of reasonable measures available to them (not including a substitution of the Issuer); provided that any such redemption pursuant to this clause (d) of this Section 3.07 may be made only with the cash proceeds of a Qualified Equity Offering or the incurrence of Refinancing Indebtedness.  Notice of any such redemption must be given within 60 days of the announcement or the effectiveness of any such Change in Tax Law. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers will deliver to the Trustee an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its rights so to redeem have been satisfied.

(e)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.          Offer to Purchase by Application of Excess Proceeds

(a)           In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (a “Net Proceeds Offer”), it will follow the procedures specified below.

(b)           The Net Proceeds Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.  The Net Proceeds Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all other Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Net Proceeds Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(c)           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

(d)           Upon the commencement of a Net Proceeds Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer.  The notice, which will govern the terms of the Net Proceeds Offer will state:

(1)           that the Net Proceeds Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof, and the length of time the Net Proceeds Offer will remain open;

(2)           the Offer Amount, the purchase price and the Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to  accrue interest;

(4)           that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Net Proceeds Offer will cease to accrue interest after the Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer may elect to have Notes purchased in denominations of $2,000 and integral multiples of $1,000 in excess thereof only;

(6)           that Holders electing to have Notes purchased pursuant to any Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)           that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes and other pari passu Indebtedness constituting unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9)           that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(e)           On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Net Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Net Proceeds Offer on the Purchase Date.

(f)            Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01.          Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes one Business Day prior to the dates, and in the manner provided, in the Notes.  Principal, premium, if any, and interest and Additional Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a

Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Issuers will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.          Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.  The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers for all such purposes.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.          Reports.

Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of the Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system):

(1)           within 120 days after the end of each fiscal year, all annual financial information and certifications that would be required to be contained in a filing with the SEC on Form 20-F or 40-F, as applicable, if the Company were required to file such Form, including a “Management’s discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Company’s independent accounting firm;

(2)           within 60 days after the end of each of the first three fiscal quarters of each fiscal year, all interim quarterly financial information that would be required to be contained in quarterly reports under Alberta Securities Laws if the Company were a “reporting issuer” or the equivalent under such laws or that would be required to be provided to security holders of a company with securities listed on the Toronto Stock Exchange, in each case including a “Management’s discussion and analysis of financial condition and results of operations”; and

(3)           within the time periods specified in the SEC’s rules and regulations, all current reports that would be required to be filed with the SEC on Form 6-K if the Company were required to file these reports.

Following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1), (2) and (3) above with the SEC for public availability within the time periods specified, with respect to the information and reports in clauses (1) and (3) above, in the SEC’s rules and regulations and, with respect to the information and reports in clause (2) above, within the time periods applicable to a reporting issuer (other than a venture issuer) under Alberta Securities Laws (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.  So long as any Notes remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary, the Issuers will be deemed to have complied with their obligations in the preceding two paragraphs following the filing of the Exchange Offer Registration Statement and prior to the effectiveness thereof if the Exchange Offer Registration Statement includes the information specified in clause (1) above at the times it would otherwise be required to file such Forms.  The reports referred to in clauses (1), (2) and (3) above shall not in any event be required to include, unless required by the rules and regulations of the SEC in reports actually filed with or furnished to the SEC, (1) any additional financial information that would be required by Items 3-10 or 3-16 of Regulation S-X, including separate financial statements of any Guarantor; (2) any assessment by management of the Company’s disclosure controls and procedures or internal control over financial reporting, or any audit or review of, or attestation relating to, such an assessment; (3) any certification required by any such form or the Sarbanes-Oxley Act of 2002; or (4) any exhibit.

The Issuers shall file with the Trustee (within 15 days after filing with the SEC in the case of reports, information and documents which pursuant to the TIA must be filed with the SEC and furnished to the Trustee) and transmit to the Holders, such reports, information and other documents, if any, at such times and in such manner, as shall be required by the TIA.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04.          Compliance Certificate.

(a)           The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s  Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto and whether additional premium is payable pursuant to Section 6.02 hereof.

Section 4.05.          Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.          Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.          Limitations on Restricted Payments.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)           a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)           the Company cannot, after giving pro forma effect to such Restricted Payment as if it had been made at the beginning of the applicable four-quarter period, incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3)           the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5) or (6) of clause (b) of this Section 4.07), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(A)          50% of Consolidated Net Income for the period (taken as one accounting period) commencing on January 1, 2010 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(B)           100% of (i) the aggregate net cash proceeds, (ii) the Fair Market Value of marketable securities and (iii) the Fair Market Value of property or assets received by the Company either (x) as contributions to the common equity of the Company after the Refinancing Date or (y) from the issuance and sale of Qualified Equity Interests after the Refinancing Date (or with respect to the Closing Date Liquidity Amount, on the date of the closing of the Acquisition), other than (A) any such proceeds which are used to redeem Notes in accordance with Section 3.07(c), or (B) any such proceeds or assets received from a Subsidiary of the Company; provided that, with respect to this subclause (iii) of this clause (B), with respect to any property or assets (1) involving aggregate value in excess of $15.0 million, the Company shall provide an Officer’s Certificate certifying as to the Fair Market Value of such property or assets and (2) involving aggregate value in excess of $25.0 million, the Company shall provide the Officer’s Certificate described in the preceding clause (1) and a written opinion as to the Fair Market Value of such property or assets, plus

(C)           the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Company or any Restricted Subsidiary subsequent to the Refinancing Date is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

(D)          in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Refinancing Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash or other property (valued at the

Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(E)           upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Company’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Company’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

(b)           The provisions of Section 4.07(a) will not prohibit:

(1)           the payment by the Company or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration or giving of the redemption notice, as the case may be, if on the date of declaration or notice the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)           the redemption of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3)           the redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.09 and the other terms of this Indenture, or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Company shall have complied with Sections 3.08, 4.10 and 4.15 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4)           payments to Parent to permit Parent, and which are used by Parent, to redeem Equity Interests of Parent held by officers, directors, consultants or employees or former officers, directors, consultants or employees (or their transferees, estates or beneficiaries under their estates) of the Company or any Restricted Subsidiary, upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed (A) $2.5 million during any calendar year (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Company from the issuance and sale after the Issue Date of Qualified Equity Interests of Parent or the Company to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (4), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4);

(5)           Permitted Joint Venture Payments;

(6)           Permitted Payments to Parent;

(7)           repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants, convertible or exchangeable securities or other similar instruments if the Equity Interests represents a portion of the exercise price thereof; and

(8)           other Restricted Payments in an aggregate amount not to exceed $40.0 million per annum;

provided that (a) in the case of any Restricted Payment pursuant to clause (3) or (4) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests that are used to make a payment pursuant to clauses (2), (3) or (4)(B) above shall increase the Restricted Payments Basket.

Section 4.08.               Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)           pay dividends or make any other distributions on or in respect of its Equity Interests;

(b)           make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(c)           sell, lease or transfer any of its assets to the Company or any other Restricted Subsidiary;

except for:

(1)           encumbrances or restrictions existing under or by reason of applicable law, rule, regulation or order;

(2)           encumbrances or restrictions existing under this Indenture, the Notes and the Note Guarantees;

(3)           non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4)           encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, any Liquidity Facility and the First Lien Notes Documents) as in effect on that date;

(5)           restrictions relating to any Indebtedness or Lien permitted under this Indenture imposed by the holder of such Indebtedness or Lien;

(6)           restrictions imposed under any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale;

(7)           any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8)           any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(9)           customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10)         Purchase Money Indebtedness incurred in compliance with Section 4.09 that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11)         restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(12)         Indebtedness or other contractual requirements of a Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided, that such restrictions apply only to such Securitization Subsidiary; and

(13)         any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Section 4.09.          Limitations on Additional Indebtedness.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that an Issuer or any Subsidiary Guarantor may incur additional Indebtedness and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

(b)           Notwithstanding the provisions of Section 4.09(a), each of the following shall be permitted (the “Permitted Indebtedness”):

(1)           Indebtedness and other Obligations, including Hedging Obligations, of a Securitization Subsidiary, the Company and/or any Subsidiary Guarantor under any Liquidity Facility in an aggregate amount outstanding at the time of such incurrence not in excess of the Borrowing Base;

(2)           the Notes issued on the Issue Date and the Note Guarantees and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

(3)           Indebtedness of the Company and the Restricted Subsidiaries (including the First Lien Notes) to the extent outstanding on the Issue Date after giving effect to the intended use of proceeds of the Notes (other than Indebtedness referred to in Section 4.09(b)(1), (2) or (5));

(4)           Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary not for the purpose of speculation (including those that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity prices); provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.09, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5)           Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6)           Indebtedness in respect of bid, performance or surety bonds or obligations of a similar nature issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7)           Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of (a) $30.0 million and (b) 4.0% of Consolidated Net Tangible Assets at that time;

(8)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within fifteen Business Days of incurrence;

(9)           Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10)         Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or Section 4.09(b)(2), (3), (7), (11) or (14) or this clause (10);

(11)         Indebtedness arising from indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

(12)         Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to future, current or former officers, directors, consultants and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent permitted by Section 4.07(b)(4);

(13)         any guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee must be subordinated or pari passu to the same extent as the Indebtedness guaranteed;

(14)         Indebtedness, Disqualified Equity Interests or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the applicable Indenture; provided that such Indebtedness, Disqualified Equity Interests or Preferred Stock is not incurred in contemplation of such acquisition or merger; provided further that after giving effect to such acquisition or merger,

(A)          the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio; and

(B)           the Consolidated Interest Coverage Ratio of the Company and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(15)         Indebtedness of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business; and

(16)         Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (a) $45.0 million and (b) 5% of Consolidated Net Tangible Assets at any time outstanding.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Liquidity Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (16) above (provided that at the time of reclassification it meets the criteria in such category or categories).  In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.09, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Equity Interests in the form of additional shares of the same class of preferred stock or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Equity Interests for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual or accretion is included in Consolidated Interest Expense of the Company as accrued.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.10.          Limitations on Asset Sales.

Other than a transaction subject to and in compliance with Section 5.01, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)           the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2)           at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents;

For purposes of clause (2), the following shall be deemed to be cash:

(a)           the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b)           the amount of any obligations received from such transferee that are within 30 calendar days converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c)           the Fair Market Value of (i) any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Subsidiary Guarantor or in a Person engaged in a Permitted Business that shall become a Subsidiary Guarantor immediately upon the acquisition of such Person by the Company or (iii) a combination of (i) and (ii).

If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.10.

If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom:

(1)           to repay borrowings or other amounts outstanding under a Liquidity Facility;

(2)           to repay any Indebtedness secured by the assets subject to such Asset Sale;

(3)           (A) to invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Company or any Restricted Subsidiary in the Permitted Business, (B) to acquire Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B);

(4)           to make a capital expenditure that is used or useful in a Permitted Business; and/or

(5)           make a Net Proceeds Offer in accordance with the procedures described below and in Section 3.08.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph of this Section 4.10 will constitute “Excess Proceeds”; provided that a binding commitment to invest in assets made within 360 calendar days of the relevant Asset Sale shall be treated as a permitted application of the Net Available Proceeds from such Asset Sale, and provided further, that any Net Available Proceeds subject to any such commitment not applied in accordance with the foregoing within 90 calendar days after the expiration of 360 calendar days from the relevant Asset Sale shall constitute Excess Proceeds.

When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Company will be required to make an offer to purchase from all Holders of the Notes and, if applicable, redeem (or make an offer to do so) any unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary the provisions of which require the Company to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary equal to the amount of such Excess Proceeds as follows:

(1)           the Company will (a) make a Net Proceeds Offer to all Holders of the Notes in accordance with the procedures set forth in Section 3.08, and (b) redeem (or make an offer to do so) any such other unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary, pro rata in proportion to the respective principal amounts of the Notes and such other unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary required to be redeemed, the maximum principal amount of Notes and unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2)           the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in Section 3.08 and the redemption price for such unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary;

(3)           if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, such Notes to be purchased will be selected on a pro rata basis; and

(4)           upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate unsubordinated Indebtedness of an Issuer or a Restricted

Subsidiary paid to the holders of such unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Company may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of Section 3.08.

In the event of the transfer of substantially all (but not all) of the assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01 and not subject to Section 4.15, the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and the successor shall comply with the provisions of this Section 4.10 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Company will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with provisions of Section 3.08 hereof or this Section 4.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 hereof or this Section 4.10 by virtue of this compliance.

Section 4.11.          Limitations on Transactions with Affiliates.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, other than transactions with entities on an arm’s-length basis existing on the Issue Date and disclosed in the Offering Memorandum, unless:

(1)           such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Company or that Restricted Subsidiary from a Person that is not an Affiliate of the Company or that Restricted Subsidiary; and

(2)           the Company delivers to the Trustee:

(a)           with respect to any Affiliate Transaction involving aggregate value in excess of $20.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(b)           with respect to any Affiliate Transaction involving aggregate value of $50.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

(b)           The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)           transactions between or among (a) the Company and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2)           reasonable director, officer, consultant and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Independent Directors;

(3)           payments to the Sponsor and any of its Affiliates (a) for the management fee pursuant to the Management Agreement or (b) for any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments, in the case of this clause (b), are approved by a majority of the Independent Directors of the Company in good faith not to exceed, with respect to this clause (3), $5.0 million in the aggregate in any calendar year; provided that no Default shall have occurred and be continuing or occur as a consequence thereof;

(4)           Permitted Payments to Parent;

(5)           loans and advances permitted by clause (3) of the definition of “Permitted Investment”;

(6)           Restricted Payments or Permitted Investments which are made in accordance with Section 4.07;

(7)           (x) any agreement in effect on the Issue Date and disclosed in the Offering Memorandum, as in effect on the Issue Date, or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Company in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

(8)           any transaction with a joint venture or similar entity, including any entity in which the Company owns a minority interest, that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

(9)           transactions between a Securitization Subsidiary and any Person in which the Securitization Subsidiary has an Investment; and

(10)         (a) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests.

Section 4.12.          Limitations on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Company or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13.          Conduct of Business.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business, except to such extent as would not be material to the Company and the Restricted Subsidiaries, taken as a whole.

Section 4.14.          Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary, in all material respects; and

(2)           the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.          Offer to Repurchase upon Change of Control.

(a)           Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (in the case of a partial repurchase, equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company shall mail, or caused to be mailed, a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)           the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that any Note not tendered will continue to accrue interest;

(4)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuers will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.08 or 4.15 hereof, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.08 hereof or this Section 4.15 by virtue of this compliance.

(b)           On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)           Notwithstanding anything to the contrary in this Section 4.15, the Issuers’ obligation to make a Change of Control Offer will be satisfied if (1) a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption of all of the outstanding Notes has been given as set forth in Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(d)           Notwithstanding anything to the contrary contained in this Section 4.15, a Change of Control Offer may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control.

Section 4.16.          Payments for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Note Guarantees or the Registration Rights Agreement unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17.          Additional Note Guarantees.

If, after the Issue Date, (a) the Company or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Subsidiary that is an Excluded Subsidiary), or (b) any Unrestricted Subsidiary is Redesignated a Restricted Subsidiary, then, in each such case, the Company shall cause such Restricted Subsidiary to promptly:

(1)           execute and deliver to the Trustee (a) if such Restricted Subsidiary is to become a U.S. Guarantor, a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture or (b) if such Restricted Subsidiary is a Subsidiary Guarantor organized under the laws of Canada or any province or territory therein, a joinder to the Canadian Subsidiary Guarantee; and

(2)           deliver to the Trustee an opinion of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary, and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Section 4.18.          Limitation on Designation of Unrestricted Subsidiaries.

(a)           The Company may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Company as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)           no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)           the Company would be permitted to make, at the time of such Designation, (x) a Permitted Investment or (y) an Investment pursuant to Section 4.07(a), in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s proportionate interest in such Subsidiary on such date.

(b)           No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3)           is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Company or any Restricted Subsidiary.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 4.09 or the Lien is not permitted under Section 4.12, the Company shall be in default of such section.

(c)           The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)           no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)           all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

(d)           All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

Section 4.19.          [Reserved]

Section 4.20.          Limitation on Layering Indebtedness.

The Company will not incur, and will not permit Finance Corp. or any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the Note Guarantees of any Subsidiary Guarantor, on substantially identical terms; provided, however, that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuers or any Subsidiary Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.21.          Limitations on Sale and Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)           the Company or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.09 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

(2)           the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3)           the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with Section 3.08 and Section 4.10.

Section 4.22.          [Reserved]

Section 4.23.          [Reserved]

Section 4.24.          Limitations on Activities of Finance Corp.

Finance Corp. shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Company or any Wholly Owned Restricted Subsidiary of the Company, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Liquidity Facilities, the First Lien Notes and any other Indebtedness that is permitted to be incurred by the Company pursuant to Section 4.09; provided that the net proceeds of such Indebtedness are not retained by Finance Corp., and (3) activities incidental thereto.  Neither the Company nor any Restricted Subsidiary shall engage in any transactions with Finance Corp. in violation of the immediately preceding sentence.

Section 4.25.          Additional Amounts.

(a)           All payments made by the Issuers under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which an Issuer is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless an Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.  If an Issuer is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Notes, such Issuer will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due:

(1)           but for the Holder or beneficial owner of Notes not dealing at arm’s length with the Issuers (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

(2)           but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

(3)           but for the failure by the Holder or beneficial owner to satisfy any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm’s-length relationship with the Issuers of the Holder or beneficial owner or otherwise establishing the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if (a) such compliance is required by law, regulation, administrative practice or an applicable treaty of the Relevant Taxing Jurisdiction as a precondition to exemption from, or a reduction in the rate of deduction of withholding of, such Taxes and (b) the Issuers have provided the Trustee with 30 days’ prior written notice of such requirement; or

(4)           if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later.

(b)           Additional Amounts will not be payable if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes is not the sole beneficial owner of such payments, or is a fiduciary or partnership (including any entity or arrangement treated as a partnership by the Relevant Taxing Jurisdiction), to the extent that any beneficial owner, beneficiary or settler with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settler, partner or member received directly its beneficial or distributive shares of such payments.  In addition, Additional Amounts will not be payable with respect to (i) any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Notes, (ii) any withholding or deduction that relates to any estate, inheritance, gift or similar tax, duty, assessment or governmental charge, (iii) any withholding or deduction imposed on a payment to an individual and required to be made pursuant to European Union Directive on the taxation of savings income which was adopted by the ECOFIN Council (the Council of EU Finance and Economic Ministers), or any law implementing or complying with, or introduced to conform to, such directive, or pursuant to related measures entered into on a reciprocal basis between member states of the European Union and certain non-European Union countries and dependent or associated territories and (iv) any Tax imposed or levied by, or on behalf of, the United States of America or any State or other political subdivision thereof.

(c)           Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(d)           Upon request, the Issuers will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.

(e)           The Issuers will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in a Relevant Taxing Jurisdiction from the execution, delivery or registration of the Notes and any such taxes, charges or similar levies imposed by any jurisdiction resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

(f)            At least 10 days prior to the first Interest Payment Date, and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the relevant Officer’s Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Notes or under the related Guarantee shall be made to Holders of the Notes without withholding for or on account of any present or future Taxes imposed or levied by or on behalf of any Relevant Taxing Jurisdiction.  If any such withholding shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders and the Company or the Guarantor (only if a payment under the Guarantee is then due in respect of such Securities), as the case may be, will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section 4.25.

Each of the Issuers and the Guarantors covenants to indemnify each of the Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 4.25.

(g)           Without prejudice to the survival of any other obligation contained in this Indenture, the obligations of the Issuers and the Guarantors under this Section 4.25 shall survive the termination of this Indenture and the payment of all amounts payable to the Holders under this Indenture or with respect to this Indenture.

Section 4.26.          [Reserved]

Section 4.27.          [Reserved]

Section 4.28.          Covenant Suspension

(a)           During any period of time that (1) the Notes have Investment Grade Ratings from both Rating Agencies and (2) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.20 and 5.01(a)(3) (collectively, the “Suspended Covenants”).

(b)           Notwithstanding Section 4.28(a), if the rating assigned by either such Rating Agency should subsequently decline below Investment Grade Ratings, the Suspended Covenants will be reinstituted as of and from the date of such rating decline and any actions taken, or omitted to be taken, before such rating decline that would have been prohibited had the Suspended Covenants been in effect shall not form the basis for a Default or an Event of Default.

(c)           Calculations under reinstated Section 4.07 will be made as if Section 4.07 had been in effect since the date of this Indenture except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.07 was suspended.

(d)           All Indebtedness incurred by the Company and its Restricted Subsidiaries while Section 4.09 was suspended that would not have been permitted to be incurred under Section 4.09 had Section 4.09 been applicable shall be deemed to have been incurred under Section 4.09(b)(3).

ARTICLE 5
SUCCESSORS

Section 5.01.          Merger, Consolidation, Etc.

(a)           The Company will not, directly or indirectly, in a single transaction or a series of related transactions, (x) consolidate, amalgamate or merge with or into another Person, or sell, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and the Restricted Subsidiaries (taken as a whole) or (y) adopt a Plan of Liquidation unless, in either case:

(1)           either:

(a)           the Company will be the surviving or continuing Person; or

(b)           the Person formed by or surviving such consolidation, amalgamation or merger or to which such sale, transfer, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company, unlimited liability corporation or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia or of Canada or any Province thereof, and the Successor expressly assumes, by supplemental indenture or other agreements or other instruments, all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

(2)           immediately prior to and immediately after giving effect to such transaction and the assumption of or the continuation of liability for the obligations as set forth in Section 5.01(a)(1)(b) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

(3)           immediately after and giving effect to such transaction and the assumption of or the continuation of liability for the obligations set forth in Section 5.01(a)(1)(b) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

For purposes of this Section 5.01(a), any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

This Section 5.01(a) will not apply to any sale, transfer, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries or of Liquidity Facility Collateral pursuant to any Liquidity Facility.  Section 5.01(a)(2) and Section 5.01(a)(3) will not apply to (x) any merger, amalgamation or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (y) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

(b)           Parent will not, directly or indirectly, in a single transaction or a series of related transactions, (x) consolidate, amalgamate or merge with or into another Person, or sell, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of Parent and its Subsidiaries (taken as a whole) or (y) adopt a Plan of Liquidation unless, in either case:

(1)           either:

(a)           Parent will be the surviving or continuing Person; or

(b)           the Person formed by or surviving such consolidation, amalgamation or merger or to which such sale, transfer, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Parent Successor”) continues to be liable for or expressly assumes, by supplemental indenture or other agreements or other instruments, all of the obligations of Parent under its Note Guarantee, this Indenture and the Registration Rights Agreement; and

(2)           immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

(c)           Except as set forth in Section 10.04, no Guarantor (other than Parent) may consolidate with, amalgamate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(1)           either:

(a)           such Guarantor will be the surviving or continuing Person; or

(b)           the Person formed by or surviving any such consolidation, amalgamation or merger (the “Successor Guarantor”) is another Guarantor or assumes or continues to be liable for, by supplemental indenture or other agreements or other instruments, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement;

(2)           immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(3)           the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Note Guarantee pursuant to a supplemental indenture or other documents or instruments.

For purposes of the foregoing, the transfer (by assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.02.          Successor Corporation Substituted.

Upon any consolidation, combination, amalgamation or merger of the Company or a Guarantor, or any transfer or conveyance of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or the Person to which the conveyance or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Company’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantees, if applicable, in accordance with the provisions of this Indenture.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, amalgamate or merge with or into or convey or transfer, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Restricted Subsidiary.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.          Events of Default.

Each of the following is an “Event of Default”:

(1)           failure by the Issuers to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)           failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)           failure by the Company to comply with the provisions of Sections 4.15 or 5.01;

(4)           failure by an Issuer or a Guarantor to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after written notice of the failure has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(5)           default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)           is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

(b)           results in the acceleration of such Indebtedness prior to its express final maturity, or

(c)           results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $15.0 million or more;

(6)           one or more final judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded), except as covered by an effective indemnity, for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)           the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)           commences a voluntary case or proceeding,

(b)           applies for or consents to the entry of an order for relief against it in an involuntary case or proceeding,

(c)           applies for or consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)           makes a general assignment for the benefit of its creditors;

(8)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case or proceeding,

(b)           appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or

(c)           orders the liquidation of the Company or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(9)           any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies in writing its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

Section 6.02.          Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable.  Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of all of the Holders, rescind and annul such acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03.          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.          Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.          Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.          Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested in writing that the Trustee pursue the remedy;

(3)           such Holder or Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request, within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.          Priorities.

If the Trustee collects any money pursuant to this Article 6, or any money or other property is distributed or distributable in respect of the Company’s obligations under this Indenture after an Event of Default, such monies and property shall be paid in the following order:

First:  to the Trustee (including any predecessor), its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third:  to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01.          Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall be under a duty to examine the certificates and opinions required to be delivered to it by this Indenture to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions, or conclusions therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e)           Anything herein to the contrary notwithstanding, no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on, or be required to invest, any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Trustee shall be construed to be a duty.

Section 7.02.          Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes, suffers to exist or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from either of the Issuers will be sufficient if signed by an Officer of the relevant Issuer.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)           Anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h)           The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, from an Issuer, any Guarantor or any Holder, and such notice references the Notes and this Indenture.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including each Agent), custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k)           The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(l)            The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty; and

(m)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03.          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.          Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, or a Default in complying with Section 5.01 the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

Section 7.06.          Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)           A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company will promptly notify the Trustee when the Notes are listed on or delisted from any stock exchange.

Section 7.07.          Compensation and Indemnity.

(a)           The Issuers will pay to the Trustee from time to time such reasonable compensation for its acceptance of this Indenture and services hereunder and related hereto as shall be agreed in writing by the Issuers and the Trustee.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Issuers and the Guarantors will indemnify the Trustee and any predecessor Trustee, separate trustee and co-trustees and their respective officers, agents, directors and employees (each an “Indemnitee”) for, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys’ fees and expenses and taxes (other than those based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with this Indenture, the Notes and the transactions contemplated thereby, including the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, damage, claim or expense may be attributable to an Indemnitee’s negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Issuers or any of the Guarantors of their obligations hereunder.  The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel.  Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

Without limiting the generality of the foregoing, the Issuers and the Guarantors agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) any Environmental Claim to the extent related in any way to any Issuer or Guarantor or Affiliate of any or (ii) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any real property, any property owned, leased or operated by any predecessor of any Issuer or any Guarantor, or Affiliate of any, or, to the extent related in any way to an Issuer or any Guarantor, or Affiliate or any, any property at which any Issuer or Guarantor or Affiliate of any has sent Hazardous Materials for treatment, storage or disposal; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct of such Indemnitee.  For the purposes of this paragraph, the following terms shall have the following meanings:

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

“Environmental Claim” means any and all actions, suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or the release of or human exposure to any Hazardous Material.

“Environmental Law” means, collectively, all United States federal, state or local laws, ordinances, regulations, rules, codes, orders, judgments or other requirements or rules of law, including common law, that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources or human health (to the extent relating to exposure to Hazardous Materials), or natural resource damages, and (b) the use, generation, handling, treatment, storage, disposal, Release, transportation or regulation of, or exposure to, Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their state or local counterparts or equivalents.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case subject to regulation or which can give rise to liability under any Environmental Law.

“Release” means any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, disposing or depositing in, into, onto or through the Environment.

(c)           The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture and the resignation or removal of the Trustee.

(d)           To secure the Issuers’ and the Guarantors’ payment and indemnification obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes upon all money or other property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will constitute a Permitted Lien and will survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture and the resignation or removal of the Trustee.

(e)           In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

“Trustee” for purposes of this Section 7.07 shall include any predecessor Trustee, separate trustee or co-trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee, separate trustee or co-trustee hereunder shall not affect the rights of any other trustee, separate trustee or co-trustee hereunder.

Section 7.08.          Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09.          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts with or into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10.          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11.          Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12.          Payment of Additional Interest.

If Additional Interest is payable, the Issuers shall deliver to the Trustee an Officer’s Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such Additional Interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 7.13.               Appointment of Co-Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction, each of the Issuers and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least twenty-five per centum (25%) in principal amount of the Notes then Outstanding, the Issuers and each applicable Guarantor shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Issuers either to act as co-trustee, jointly with the Trustee, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13.  If the Issuers or any applicable Guarantor does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Issuers or any Guarantor be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuers and/or such Guarantor.

Every co-trustee or separate trustee shall, to the extent permitted by law and applicable regulation, but to such extent only, be appointed subject to the following conditions:

(a)           the Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(b)           the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law or applicable regulation of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, but solely at the direction of the Trustee;

(c)           the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuers, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuers.  The Issuers and each applicable Guarantor shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 7.13;

(d)           neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(e)           Any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee.  Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law and applicable regulations, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of his, her or its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law and applicable regulations, without appointment of a new or successor trustee.

ARTICLE 8

[Reserved]

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.          Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuers, the Guarantors and the Trustee will be authorized to amend or supplement this Indenture, the Notes, any Note Guarantees or the Registration Rights Agreement without the consent of any Holder of Note:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of an Issuer’s or a Guarantor’s obligations under this Indenture, the Notes, the Parent Guarantee, the Canadian Subsidiary Guarantee, the Issuers’ Guarantee and the Note Guarantees to the Holders in the case of a merger, consolidation, amalgamation or sale, transfer, conveyance, or other disposition or assignment, of all or substantially all of such Issuer’s or such Guarantor’s assets in accordance with Section 5.01;

(4)           to release any Guarantor from any of its obligations under its Note Guarantee, the Canadian Subsidiary Guarantee or this Indenture (to the extent permitted by this Indenture);

(5)           to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the rights under this Indenture of any such Holder;

(6)           to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(7)           to conform the text of this Indenture, any Note Guarantee or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, any Note Guarantee or the Notes, which intent may be evidenced by an Officer’s Certificate to that effect;

(8)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

(9)           to allow any Guarantor to execute a supplemental indenture, a supplement to the Canadian Subsidiary Guarantee and/or a Note Guarantee with respect to the Notes; or

(10)         to evidence and provide for the appointment of a successor trustee.

Upon the request of the Issuers accompanied by a resolution of each Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture or other amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.          With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.08, 4.10 and 4.15 hereof), the Notes, and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default (other than a Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture or other amendment unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture or amendment.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce, or change the maturity of, the principal of any Note;

(2)           reduce the rate of or extend the time for payment of interest, including default interest on any Note;

(3)           reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than Sections 3.08, 4.10 and 4.15 hereof, except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Company to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4)           make any Note payable in money or currency other than that stated in the Notes;

(5)           modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6)           reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(7)           waive a Default or Event of Default in the payment of principal of or premium or interest on, any Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(8)           impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9)           release Parent or any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

(10)         make any change in the preceding amendment and waiver provisions.

Section 9.03.          Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.          Trustee to Sign Amendments, etc.

The Trustee will sign any amendment or supplement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect its rights, duties, liabilities or immunities.  The Issuers may not sign an amended or supplemental indenture until the Board of Directors of the Issuers approves it.  In executing any amendment or supplement, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE 10
GUARANTEES

Section 10.01.        Guarantee.

(a)           Subject to this Article 10, each of the U.S. Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)           the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the

Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each U.S. Guarantor will be jointly and severally obligated to pay the same immediately.  Each U.S. Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The U.S. Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each U.S. Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the U.S. Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the U.S. Guarantors, any amount paid by any of the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           Each U.S. Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each U.S. Guarantor further agrees that, as between the U.S. Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the U.S. Guarantors for the purpose of this Note Guarantee.  The U.S. Guarantors will have the right to seek contribution from any non-paying U.S. Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02.        Limitation on Guarantor Liability.

Each U.S. Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such U.S. Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the U.S. Guarantors hereby irrevocably agree that the obligations of such U.S. Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such U.S. Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other U.S. Guarantor in respect of the obligations of such other U.S. Guarantor under this Article 10, result in the obligations of such U.S. Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03.        Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each U.S. Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such U.S. Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such U.S. Guarantor by one of its Officers.

Each U.S. Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the U.S. Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Restricted Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Restricted Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 10, to the extent applicable.

Section 10.04.        Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no U.S. Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such U.S. Guarantor is the surviving Person) another Person, other than the Company or another U.S. Guarantor, unless:

(1)           immediately after giving effect to such transaction, no Default has occurred and is continuing; and

(2)           either:

(a)           subject to Section 10.05 hereof, such U.S. Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that U.S. Guarantor under this Indenture and its Note Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture; or

(b)           the Net Available Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the U.S. Guarantor, such successor Person will succeed to and be substituted for the U.S. Guarantor with the same effect as if it had been named herein as a U.S. Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a U.S. Guarantor with or into the Company or another U.S. Guarantor, or will prevent any sale or conveyance of the property of a U.S. Guarantor as an entirety or substantially as an entirety to the Company or another U.S. Guarantor.

Section 10.05.        Releases.

A U.S. Guarantor shall be released from its obligations under its Note Guarantees and its obligations under this Indenture and the Registration Rights Agreement:

(i)            in the event of a sale or other disposition of all or substantially all of the assets of such U.S. Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such U.S. Guarantor then held by the Company and the Restricted Subsidiaries;

(ii)           if such U.S. Guarantor is designated as an Unrestricted Subsidiary, otherwise becomes an Excluded Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first becomes an Excluded Subsidiary or ceases to be a Restricted Subsidiary, respectively in each case in accordance with this Indenture; or

(iii)          upon payment in full of the principal of, and accrued and unpaid interest and premium, if any, and Additional Interest, if any, on the Notes and payment in full of all other Obligations with respect to such Notes, including the obligations to the Trustee, that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium are paid.

Any U.S. Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, on the Notes and for the other obligations of any U.S. Guarantor under this Indenture as provided in this Article 10.

Section 10.06.        Canadian Guarantees.

The Company shall, as of the Issue Date, cause (i) Parent to execute the Parent Guarantee substantially in the form attached hereto as Exhibit G-1, (ii) each of its Subsidiary Guarantors organized under the laws of Canada or any province or territory thereof to execute the Canadian Subsidiary Guarantee substantially in the form attached hereto as Exhibit G-2 and (iii) the Company and Finance Corp. to execute the Issuers’ Guarantee substantially in the form attached hereto as Exhibit G-3.

Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Parent Guarantee, the Canadian Subsidiary Guarantee and the Issuers’ Guarantee, as originally in effect and as amended, supplemented or replaced from time to time in accordance with the terms of this Indenture, and authorizes and directs the Trustee to enter into, and to perform its obligations and exercise its rights and powers under, the Parent Guarantee, the Canadian Subsidiary Guarantee and the Issuers’ Guarantee, and to bind the Holders of Notes as set forth therein.  The Trustee agrees to act as the representative of the Holders of Notes under the Parent Guarantee, the Canadian Subsidiary Guarantee and the Issuers’ Guarantee in accordance with the terms thereof and of this Indenture.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01.        Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(1)           either:

(A)          all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has therefore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(B)           all Notes that have not been delivered to the Trustee for cancellation otherwise (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to Section 3.07, and, in any case, the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, cash in U.S. dollars non-callable legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption,

(2)           no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are, or any Guarantor is, a party or by which the Issuers or any Guarantor is bound;

(3)           the Issuers have, or any Guarantor has, paid or caused to be paid all sums payable by the Issuers and/or the Guarantors under this Indenture; and

(4)           the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuers shall deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Section 11.02 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02.        Application of Trust Money.

All money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers has made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01.        Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

Section 12.02.        Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Gibson Energy ULC
1700, 440 2nd Avenue SW
Calgary, Alberta T2P 5E9
Canada
Attention:  Richard G. Taylor, Chief Financial Officer
Telecopier No.: +1 (403) 206-4011
Email: rtaylor@gibsons.com

with copy to

Gibson Energy ULC

1700, 440 2nd Avenue SW

Calgary, Alberta T2P 5E9

Canada

Attention:  Vice President and General Counsel

Telecopier No.: +1 (403) 206-4011

with copy to

Riverstone Holdings LLC
712 Fifth Avenue
51st Floor
New York, NY 10019
Attention:  Robert Tichio
Telecopier No.: +1 (212) 993-0077
Email: robert@riverstonellc.com

and

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC 20004-1304
Attention:  Patrick H. Shannon
Telecopier No.: +1 (202) 637-2201
Email: patrick.shannon@lw.com

If to the Trustee:

The Bank of New York Mellon
101 Barclay Street, 4E
New York, NY 10286

Attention:  Corporate Trust Division-Global Finance Americas
Telecopier No.:  (212) 815-5802/03

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders or the Trustee) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Anything herein to the contrary notwithstanding, any notice or communication to the Trustee will not be effective or be deemed to have been duly given unless and until such notice or communication is actually received by the Trustee at the Corporate Trust Office of the Trustee.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any notice or communication to a Holder will be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed to a Holder, the Company, Finance Corp. or any Guarantor in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03.        Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04.        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture (other than in connection with a request for the authentication and delivery of the Initial Notes on the Issue Date), the Issuers shall furnish to the Trustee:

(1)           an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in a form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent (including any covenant compliance which constitutes a condition precedent) have been complied with.

Section 12.05.        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.        No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture, the Note Guarantees or the Registration Rights Agreement or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08.        Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND EACH NOTATION OF NOTE GUARANTEE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.             Consent to Jurisdiction and Service of Process; Waiver of Trial by Jury.

The Issuers and the Guarantors domiciled outside the United States will irrevocably appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as their agent for service of process in any suit, action or proceeding with respect to this Indenture, the Notes and the Registration Rights Agreement brought in any Federal or state court located in New York City and each of such parties will submit to the jurisdiction thereof.  Service of process may be made in any manner permitted by applicable law.

EACH PARTY HERETO HEREBY WAIVES, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 12.10.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11.        Successors.

All agreements of the Issuers in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.12.        Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13.        Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.14.        Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15.        Interest Act.

For purposes of the Interest Act (Canada), whenever any interest or fee payable by the Issuers on the Notes is calculated using a rate based on a year of 360 days, such rate used pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360.  The principle of deemed reinvestment of interest does not apply to any interest calculation on the Notes with respect to the Issuers, and the rates of interest stipulated in the Notes payable by the Issuers are intended to be nominal rates and not effective rates or yields.

ARTICLE 13
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01.        Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 13.02 or 13.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 13.

Section 13.02.        Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 13.01 hereof of the option applicable to this Section 13.02, the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 13.04 hereof, be deemed to have been discharged from their obligations with respect to this Indenture and all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 13.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, cured all then existing Events of Default and to have satisfied all its other obligations under such Notes and this Indenture including that of each Guarantor (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 13.04 hereof;

(b)           the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)           the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(d)           this Section 13.02.

Subject to compliance with this Article 13, the Issuers may exercise their option under this Section 13.02 notwithstanding the prior exercise of their option under Section 13.03 hereof.

Section 13.03.        Covenant Defeasance.

Upon the Issuers’ exercise under Section 13.01 hereof of the option applicable to this Section 13.03, the Issuers and each Restricted Subsidiary shall, subject to the satisfaction of the conditions set forth in Section 13.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.20, 4.21, 4.24 and 4.25 hereof and clause (3) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 13.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 13.01 hereof of the option applicable to this Section 13.03 hereof, subject to the satisfaction of the conditions set forth in Section 13.04 hereof, Sections 6.01(3), 6.01(4), 6.01(5) and 6.01(6) hereof shall not constitute Events of Default.

Section 13.04.        Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 13.02 or 13.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)           the Issuers must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes,

(2)           in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

(a)           the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)           since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)           in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)           no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings),

(5)           the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Issuers or any of its Subsidiaries is a party or by which the Issuers or any of its Subsidiaries is bound (other than this Indenture or other agreements governing any of the Indebtedness being defeased, discharged or replaced and other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

(6)           the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)           the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, subclauses (1) through (6) of this Section 13.04 and, in the case of the Opinion of Counsel, subclauses (2) and/or (3) and (5) of this Section 13.04 have been complied with.

Section 13.05.        Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 13.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.05, the “Trustee”) pursuant to Section 13.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 13.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 13.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 13.04(2) and or (3) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 13.06.        Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 13.07.        Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 13.02 or 13.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03 hereof, as the case may be; provided that, if the Issuers make any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

[Signatures on following page]

SIGNATURES

Dated as of January 19, 2010	GIBSON ENERGY ULC

	By:	/s/ A. Stewart Hanlon
		Name:	A. Stewart Hanlon
		Title:	President and Chief Executive Officer

GEP MIDSTREAM FINANCE CORP.

	By:	/s/ Richard G. Taylor
		Name:	Richard G. Taylor
		Title:	Executive Vice President, Finance and Chief Financial Officer

GUARANTORS:

GIBSON ENERGY (U.S.) INC.

	By:	/s/ A. Stewart Hanlon
		Name:	A. Stewart Hanlon
		Title:	President

LINK PETROLEUM, INC.

	By:	/s/ A. Stewart Hanlon
		Name:	A. Stewart Hanlon
		Title:	President

GIBSON ENERGY HOLDING ULC

By:	/s/ Richard G. Taylor
Authorized Signing Officer

MOOSE JAW REFINERY PARTNERSHIP
by its managing partner,
Gibson Energy ULC
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

MOOSE JAW REFINERY ULC
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

CANWEST PROPANE PARTNERSHIP
by its managing partner,
Gibson Energy ULC
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

CANWEST PROPANE ULC
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

MP ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

MP ENERGY ULC
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

GIBSON ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

GEP ULC
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

LINK PETROLEUM SERVICES LTD.
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

CHIEF HAULING CONTRACTORS ULC
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

GIBSON GCC INC.
By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

BATTLE RIVER TERMINAL LP
by its general partner,
Battle River Terminal GP Inc.

By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

BATTLE RIVER TERMINAL GP INC.

By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

BRIDGE CREEK TRUCKING LTD.

By:	/s/ A. Stewart Hanlon
Authorized Signing Officer

Dated as of January 19, 2010	THE BANK OF NEW YORK MELLON,
as Trustee

	By:	/s/ Lici Zhu
		Name:	Lici Zhu
		Title:	Senior Associate

EXHIBIT A

[FACE OF NOTE]

CUSIP/CINS

10.00% Senior Note due 2018

No.	$

Gibson Energy ULC

GEP Midstream Finance Corp.

jointly and severally, promise to pay to Cede & Co. or registered assigns, the principal sum of                                                 on January 15, 2018.

Interest Payment Dates:  January 15  and July 15 (or, if any such day is not a Business Day, the next succeeding Business Day)

Record Dates:  January 1 and July 1

Dated:  January 19, 2010

GIBSON ENERGY ULC

By:
Name:
Title:

GEP MIDSTREAM FINANCE CORP.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

A-2-1

10.00% Senior Notes due 2018

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                  INTEREST.  Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), GEP Midstream Finance Corp., an Alberta corporation (“Finance Corp.” and, together with the Company, the “Issuers”), jointly and severally, promise to pay interest on the principal amount of this Note at 10.00% per annum until maturity, and shall pay Additional Interest, if any, as provided in Section 4(a) of the Registration Rights Agreement referred to below.  The Issuers shall pay interest semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from January 19, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for; provided that the first Interest Payment Date shall be on July 15, 2010.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.   Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                  METHOD OF PAYMENT.  The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on each January 1 and July 1 next preceding the applicable Interest Payment Date, even if such Notes are canceled after the relevant record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have timely provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                  PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)                                  INDENTURE.  The Company issued the Notes under an Indenture dated as of January 19, 2010 (the “Indenture”) among the Company, Finance Corp., the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                  OPTIONAL REDEMPTION.

(a)                                  [Reserved].

(b)                                 At any time or from time to time on or after July 15, 2014, the Issuers, at their option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the period subsequent to July 15, 2014 and each of the subsequent dates indicated:

Year	Optional redemption price
July 15, 2014	105.000%
January 15, 2015	102.500%
January 15, 2016	101.125%
January 15, 2017 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c)                                  At any time or from time to time prior to January 15, 2013, the Issuers, at their option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

(d)                                 In addition, the Issuers may, at their option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption, if the Issuers have become, or the Issuers reasonably determine that they would become, obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts as a result of change in law (including any change occurring pursuant to regulations promulgated thereunder or treaties of any Relevant Taxing Jurisdiction) or change in the interpretation or administration of law, regulation, ruling or treaty (including any change pursuant to a holding by a court of competent jurisdiction) (each such change, a “Change in Tax Law”), if such Change in

Tax Law is announced and becomes effective on or after the Issue Date and the Issuers reasonably determine that such obligation cannot be avoided by the use of reasonable measures available to them (not including a substitution of the Issuer); provided that any such redemption pursuant to this clause (d) may be made only with the cash proceeds of a Qualified Equity Offering or the incurrence of Refinancing Indebtedness.  Notice of any such redemption must be given within 60 days of the announcement or the effectiveness of any such Change in Tax Law. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent legal counsel of recognized standing to the effect that the Issuers have been or will become obligated to pay Additional Amounts as a result of the Change in Tax Law.

(6)                                  MANDATORY REDEMPTION.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                  REPURCHASE AT THE OPTION OF THE HOLDER.

(a)                                  If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within thirty days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                                 If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will commence an offer to all Holders of Notes and all holders of other unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary the provisions of which require the Company to redeem such Indebtedness with proceeds from any Asset Sales (or offer to do so) (an “Net Proceeds Offer”) pursuant to Section 3.08 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes (including any Additional Notes) and other unsubordinated Indebtedness of an Issuer or a Restricted Subsidiary tendered pursuant to an Net Proceeds Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for general corporate purposes not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds allocable to the Notes, the Trustee shall select the Notes to be purchased on a pro rata basis.  Holders of Notes that are the subject of an offer to purchase will receive an Net Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)                              NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $2,000 and integral multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9)                                  DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)                            PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)                            AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Registration Rights Agreement, the Notes, the Parent Guarantee, the Canadian Subsidiary Guarantee or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Registration Rights Agreement, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of a Note, the Indenture, the Notes, any Note Guarantee or the Registration Rights Agreement may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of an Issuer’s or a Guarantor’s obligations under the Indenture, the Notes, the Registration Rights Agreement, the Parent Guarantee, the Canadian Subsidiary Guarantee, the Issuers’ Guarantee and the Note Guarantees to the Holders in the case of a merger, consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets; (iv) to release any Guarantor from any of its obligations under its Note Guarantee, the Canadian Subsidiary Guarantee or the Indenture (to the extent permitted by the Indenture); (v) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the rights under the Indenture of any such Holder; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vii) to conform the text of the Indenture, any Note Guarantee or the Notes to any provision of the “Description of Notes” section of the Offering

Memorandum to the extent that such provision in the “Description of Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, any Note Guarantee or the Notes, which intent may be evidenced by an Officer’s Certificate to that effect; (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture; (ix) to allow any Guarantor to execute a supplemental indenture, a supplement to the Canadian Subsidiary Guarantee and/or a Note Guarantee with respect to the Notes; and (x) to evidence and provide for the appointment of a successor trustee.

(12)                            DEFAULTS AND REMEDIES.  Events of Default include:  (i) failure by the Issuers to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days; (ii) failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.15 or Section 5.01 of the Indenture; (iv) failure by an Issuer or a Guarantor to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding; (v) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is incurred after the Issue Date, which default:  (a) is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, (b) results in the acceleration of such Indebtedness prior to its express final maturity, or (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $15.0 million or more; (vi) one or more final judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (vii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:  (a) commences a voluntary case or proceeding, (b) consents to the entry of an order for relief against it in an involuntary case or proceeding, (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or (d) makes a general assignment for the benefit of its creditors; (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (a) is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case or proceeding, (b) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or (c) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or (ix) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any

Guarantor denies in writing its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee). If an Event of Default (other than an Event of Default specified in clause (vii) or (viii) above with respect to the Company) shall have occurred and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Additional Interest, if any,) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)                            TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)                        NO RECOURSE AGAINST OTHERS.  A director, officer, employee, incorporator or stockholder of the Company or any Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15)                            AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)                            ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)                            ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of January 19, 2010 among the Company, the Guarantor and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act (collectively, the “Registration Rights Agreement”).

(18)                            CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)                            GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTATIONS OF NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Gibson Energy ULC

1700, 440 2nd Avenue SW

Calgary, Alberta T2P 5E9

Canada

Attention:  Vice President and General Counsel

Telecopier No.: +1 (403) 206-4011

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                            to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                                         This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Gibson Energy ULC

1700, 440 2nd Avenue SW

Calgary, Alberta T2P 5E9

Canada

Attention:  Vice President and General Counsel

The Bank of New York Mellon, as Registrar
101 Barclay Street 4E
New York, NY 10286

Attention:  Corporate Trust Division - Global Finance Americas

Re:  10.00% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of January 19, 2010 (the “Indenture”), among Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), GEP Midstream Finance Corp., an Alberta corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the Guarantors and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐ a beneficial interest in the:

		(i)	☐ 144A Global Note (CUSIP ), or

		(ii)	☐ Regulation S Global Note (CUSIP ), or

		(iii)	☐ IAI Global Note (CUSIP ); or

	(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐ a beneficial interest in the:

		(i)	☐ 144A Global Note (CUSIP ), or

		(ii)	☐ Regulation S Global Note (CUSIP ), or

		(iii)	☐ IAI Global Note (CUSIP ); or

		(iv)	☐ Unrestricted Global Note (CUSIP ); or

	(b)	☐ a Restricted Definitive Note; or

	(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Gibson Energy ULC

1700, 440 2nd Avenue SW

Calgary, Alberta T2P 5E9

Canada

Attention:  Vice President and General Counsel

The Bank of New York Mellon, as Registrar
101 Barclay Street 4E
New York, NY 10286

Attention:  Corporate Trust Division - Global Finance Americas

Re:  10.00% Senior Notes due 2018

(CUSIP                      )

Reference is hereby made to the Indenture, dated as of January 19, 2010 (the “Indenture”), among Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), GEP Midstream Finance Corp., an Alberta corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the Guarantors and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S

Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Gibson Energy ULC

1700, 440 2nd Avenue SW

Calgary, Alberta T2P 5E9

Canada

Attention:  Vice President and General Counsel

The Bank of New York Mellon, as Registrar
101 Barclay Street 4E
New York, NY 10286

Attention: Corporate Trust Division - Global Finance Americas

Re:  10.00% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of January 19, 2010 (the “Indenture”), among Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), GEP Midstream Finance Corp., an Alberta corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the Guarantors and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)                                  ☐  a beneficial interest in a Global Note, or

(b)                                 ☐  a Definitive Note,

we confirm that:

1.                                       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein),

(C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in a form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

6.                                       To the extent that we are a Canadian purchaser, our purchase of the Notes is in compliance with Canadian securities laws.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each U.S. Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture dated as of January 19, 2010 (the “Indenture”) among Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), GEP Midstream Finance Corp., an Alberta corporation (“Finance Corp.” and, together with the Company, the “Issuers”), and the Bank of New York Mellon, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the U.S. Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                                 , 20    , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of Gibson Energy ULC, an Alberta unlimited liability corporation (the “Company”), the Company, GEP Midstream Finance Corp., an Alberta corporation (the “Finance Corp.”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, Finance Corp. and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 19, 2010, providing for the issuance of 10.00% Senior Notes due 2018 (the “Notes”), as supplemented;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company, Finance Corp., the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT OF U.S. SUBSIDIARIES TO GUARANTEE.  The Guaranteeing Subsidiary, if it is a U.S. Subsidiary, hereby agrees to and does hereby provide an unconditional guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.                                       NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company, Finance Corp., the Guarantors or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws.

4.                                       NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.                                       COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                       EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                       THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Company, Finance Corp. and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

GIBSON ENERGY ULC

By:
Name:
Title:

GEP MIDSTREAM FINANCE CORP.

By:
Name:
Title:

GUARANTORS:

GIBSON ENERGY (U.S.) INC.

By:
Name:
Title:

LINK PETROLEUM, INC.

By:
Name:
Title:

MOOSE JAW REFINERY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:
Authorized Signing Officer

MOOSE JAW REFINERY ULC

By:
Authorized Signing Officer

CANWEST PROPANE PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:
Authorized Signing Officer

CANWEST PROPANE ULC

By:
Authorized Signing Officer

MP ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:
Authorized Signing Officer

MP ENERGY ULC

By:
Authorized Signing Officer

GIBSON ENERGY PARTNERSHIP
by its managing partner,
Gibson Energy ULC

By:
Authorized Signing Officer

GEP ULC

By:
Authorized Signing Officer

LINK PETROLEUM SERVICES LTD.

By:
Authorized Signing Officer

CHIEF HAULING CONTRACTORS ULC

By:
Authorized Signing Officer

GIBSON GCC INC.

By:
Authorized Signing Officer

BATTLE RIVER TERMINAL LP
by its general partner,
Battle River Terminal GP Inc.

By:
Authorized Signing Officer

BATTLE RIVER TERMINAL GP INC.

By:
Authorized Signing Officer

BRIDGE CREEK TRUCKING LTD.

By:
Authorized Signing Officer

THE BANK OF NEW YORK MELLON.
as Trustee

By:
Name:
Title:

EXHIBIT G-1

FORM OF PARENT GUARANTEE

(Attached)

G-1-1

EXHIBIT G-2

FORM OF CANADIAN SUBSIDIARY GUARANTEE

(Attached)

G-2-1

EXHIBIT G-3

FORM OF ISSUERS’ GUARANTEE

(Attached)

G-3-1